UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-203707

Delaware	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12627 San Jose Blvd., Suite 203, Jacksonville, FL 32223

(Address of principal executive offices, including zip code)

(302) 752-2688

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

As previously reported, on December 9, 2015, Shepherd’s Finance, LLC (the “Registrant”) entered into a construction loan agreement (the “Whittier Loan Agreement”) with Eclipse Partners II, LLC (“EPII”), pursuant to which the Registrant extended a construction loan (the “Whittier Loan”) to EPII to be used for the refinance of a parcel of land located at 171 Whittier Dr., Sarasota, Florida 34236 and the construction of a home thereon (the “Whittier Property”). The Whittier Loan was for an amount up to $2,640,000, was evidenced by a promissory note (the “Whittier Note”), and was secured by a mortgage.

Additionally, as previously reported, on February 19, 2016, the Registrant entered into a construction loan agreement (the “Vista Loan Agreement”) with Lex Partners II, LLC (“LPII”; together with EPII, the “Borrowers”), an affiliate of EPII, pursuant to which the Registrant extended a construction loan (the “Vista Loan”) to LPII to be used for the refinance of a parcel of land located at 1333 Vista Drive, Sarasota, Florida 34239 and the construction of a home thereon (the “Vista Property”). The Vista Loan was for an amount up to $3,600,000, was evidenced by a promissory note (the “Vista Note”), and was secured by a mortgage. The Whittier Loan and the Vista Loan were also secured by a $300,000 deposit (the “Security Deposit”) which the Borrowers had deposited pursuant to a Builder Deposit Agreement dated February 19, 2016.

The Borrowers defaulted under their respective loan agreements by failing to make any interest payments. On June 30, 2016, the Registrant renegotiated and modified the terms of the Whittier Loan Agreement and the Vista Loan Agreement with the Borrowers. As of June 30, 2016, the principal balance on the Whittier Note was approximately $1,702,822 and the principal balance on the Vista Note was approximately $2,737,359.

On June 30, 2016, EPII executed a Deed in Lieu of Foreclosure Agreement pursuant to which EPII agreed to deed the Whittier Property to the Registrant. EPII and the Registrant also entered into an Option to Purchase Agreement pursuant to which EPII was given an option to repurchase the Whittier Property for the amount of approximately $1,813,091 plus an additional $558 per day after June 10, 2016. EPII’s option to repurchase the Whittier Property will expire and terminate on December 16, 2016 if EPII does not exercise its option before that date. The Registrant had previously sold a participating interest in its mortgage on the Whittier Property to S.K. Funding, LLC, a member of the Registrant. The Registrant has assigned its mortgage with EPII to S.K. Funding, LLC, in order to secure the participating loan interest sold to S.K. Funding, LLC.

Also on June 30, 2016, LPII deeded the Vista Property to 1333 Vista Drive, LLC (the “Buyer”), an unaffiliated third party, in exchange for the Buyer paying all outstanding interest due on the Vista Loan and the Buyer depositing an additional $96,553 into an interest escrow account to be applied to interest accruing on the Vista Loan. LPII remains the borrower on the Vista Loan. LPII and the Buyer plan to jointly complete the construction of the home on the Vista Property. The Registrant and the Borrowers also entered into an Amendment to the Builder Deposit Agreement on June 30, 2016, whereby it was agreed that the Security Deposit would only secure the Vista Property.

The foregoing discussion of the Whittier Loan and the Vista Loan is qualified in its entirety by the Deed in Lieu of Foreclosure Agreement, the Assignment of Mortgage, the Agreement regarding payment of outstanding interest and interest escrow, the Interest Escrow Account Agreement, and the Amendment to Builder Deposit Agreement, attached hereto as Exhibits 10.1 through 10.6.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Deed in Lieu of Foreclosure Agreement between Shepherd’s Finance, LLC and Eclipse Partners II, LLC dated June 30, 2016

10.2	Option to Purchase between Shepherd’s Finance, LLC and Eclipse Partners II, LLC dated June 30, 2016

10.3	Assignment of Mortgage from Shepherd’s Finance, LLC to S.K. Funding, LLC dated June 30, 2016

10.4	Agreement between Shepherd’s Finance, LLC, Lex Partners II, LLC, and 1333 Vista Drive, LLC effective as of June 30, 2016

10.5	Interest Escrow Account Agreement between Shepherd’s Finance, LLC and 1333 Vista Drive, LLC dated June 30, 2016

10.6	Amendment to Builder Deposit Agreement between Shepherd’s Finance, LLC, Eclipse Partners II, LLC, and Lex Partners II, LLC dated June 30, 2016

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shepherd’s Finance, LLC

Date: July 7, 2016	By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager